Exhibit 10.1 CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS [***]. March 4, 2026 Jacob (aka Jack) Azagury [***] Welcome to Insight, Jack! We are thrilled to extend to you an offer to lead Insight as our Chief Executive Officer. After careful consideration of your qualifications and experience (and countless interviews!), we are confident that your skills and capabilities align with our company’s vision and values, and our strategic goals. Position: Chief Executive Officer Reporting to: The Insight Board of Directors Start Date: Monday, April 13, 2026 BASE COMPENSATION Your annual base salary will be $1,100,000. Wages for this position are exempt and paid semi- monthly. VARIABLE INCENTIVE You’ll be eligible to participate in our Officer Incentive Plan. Your annual variable target will be 150% of base pay upon achievement of 100% of targets. For 2026, the metrics are: 1. Insight Enterprises Inc (IEI) Earnings from Operations – 50% 2. IEI Services Revenue – 25% 3. IEI Total GP – 25% Your variable incentive payment for 2026 will be prorated for the length of time you were in role. I will provide further details on metrics and grids, and will share with you how your plan aligns with the rest of the corporate officers. Please keep in mind that the Board of Directors reviews variable incentive metrics annually and may change the metrics and/or the attainment grids each year. RELOCATION BONUS Your role will be located in our beautiful Chandler, Arizona headquarters. To assist in your relocation to the area, we’re pleased to offer you a one-time relocation bonus of $1,000,000, intended to cover expenses incurred in your move, including but not limited to: any necessary Arizona temporary housing expenses, expenses related to the physical relocation of household goods, and any real estate agent commissions or closing costs on real estate transactions. The bonus will be paid out in two installments: (1) the first installment of $500,000 will be paid within the three months of your hire date, and (2) the second installment of $500,000 will be paid following confirmation of your relocation to the Phoenix valley (please keep me informed about your move). The two bonus installments will be taxable income. Except in the event of death, disability, or termination without Cause or for Good Reason, should you leave Insight prior to completing one year of service following payment of the second relocation installment, you will be required to reimburse Insight for the full amount paid to you under this section.

Exhibit 10.1 INSIGHT EQUITY – RESTICTED STOCK UNITS Annual Equity Grants Insight intends to award you a grant of restricted stock units (RSUs) on April 15th—subject to all necessary approvals having been obtained before the intended grant date. The value of the proposed award will be USD $8,000,000. The award will consist of 40% service-based RSUs and 60% performance-based RSUs. The final number of service-based RSUs granted and performance-based RSUs at target attainment will be calculated based on the closing stock price of NSIT on the date of grant. The service-based RSUs will vest annually over three years from the date of grant and are subject to the terms and conditions of the 2020 Omnibus Plan, as amended. The performance-based RSUs will be allocated equally between the two performance metrics below. The first performance metric is Return on Invested Capital (“ROIC”). These performance-based RSUs are adjusted up or down based on Insight’s achievement of ROIC compared to a grid approved by the Compensation Committee in February 2026 with a range of 0 – 200% for the performance period of January 1, 2026 – December 31, 2026. The actual number of shares granted are subject to attainment upon completion of the performance period and the granted shares will vest in equal annual installments over three years beginning on February 20, 2027. The second performance metric is Relative Total Shareholder Return (“rTSR”). These performance-based RSUs are adjusted up or down based on Insight’s achievement of rTSR compared to a peer group and a performance grid determined by the Compensation Committee with a range of 0 – 200%. The performance period runs from January 1, 2026 through December 31, 2028. The number of shares granted are subject to attainment upon completion of the performance-period and will vest in full upon certification of the rTSR performance by the Compensation Committee in February 2029. All RSUs granted pursuant to this section are subject to the terms and conditions of the 2020 Omnibus Plan, as amended. One-Time Inducement Performance-Based Award Insight intends to award you a one-time inducement grant of performance-based RSUs on April 15th—=subject to all necessary approvals having been obtained before the intended grant date. The value of the proposed award will be USD $10,000,000. The performance metric for these shares is Absolute Total Shareholder Return (“aTSR”). The number of performance-based RSUs granted at target (100%) attainment will be calculated based on the closing stock price of NSIT on the date of grant. The performance period runs from April 15, 2026 through April 15, 2029. The number of shares granted are subject to attainment of three pre-established stock price tiers. Attaining the first price tier will earn 50% of the target RSUs. The second price tier will earn an additional 50% of the target RSUs. The third price tier will earn an additional 100% of the target RSUs. Once a tier is reached, the corresponding target percentage will be deemed earned as of the date that the stock price remains above the floor of the price tier for twenty (20) consecutive trading days. In all cases, any earned stock will vest on April 15, 2029. Other key features of the grant are as follows: • No Interpolation: Achievement is determined solely by the attainment of the specific Share Price Goals. Amounts between tiers do not earn any portion of the RSUs. • Closing Price Only: Achievement is measured exclusively by the Closing Prices over the required period. Intraday prices (e.g., intraday highs) are disregarded.

Exhibit 10.1 • No Closing Price Rounding: The actual NSIT Closing Prices used to determine performance against the Tier levels will not be rounded to the nearest dollar. The Closing Prices must be at or above the applicable Share Price Goal to satisfy a tier. As explained below, the Share Price Goals are rounded to the nearest dollar. Stock price tiers will be determined based on the NSIT closing price on April 15, 2026. To qualify for a tier during the performance cycle, the stock must meet both the growth percentage and the minimum price threshold as outlined below (rounded to the nearest dollar): • Tier 1: 118% growth (Minimum price: $[***]) • Tier 2: 160% growth (Minimum price: $[***]) • Tier 3: 200% growth (Minimum price of $[***]) The tiers with various examples are illustrated below: [***] Once earned, the RSUs remain subject to vesting (on April 15, 2029) and are subject to the terms and conditions of the 2020 Omnibus Plan, as amended. Subsequent share price declines do not reduce previously earned RSUs. OUR VALUES We expect all teammates to embody our core values in their daily work. I will follow up with a guide detailing the specific behaviors associated with each value. BENEFITS As a new teammate, you’re eligible for our many benefit plans. Please refer to the 2026 Benefit Enrollment Guide, which I will send to you electronically. You can enroll after you have started work and have access to Insight’s intranet. Please remember you’ll need to enroll by the 30th day after your start date. Benefits are effective on the first of the month after completing 30 days. If you enroll in a qualified medical plan and complete your wellness requirements, we’ll fund a Health Savings Account for you. That money is yours and can pay for qualified medical expenses. It’s a great account because it’s yours forever, it offers significant tax advantages and it can grow over time. You’ll automatically be enrolled in Insight’s 401(k) Plan at a 3% contribution rate. The 3% deduction starts approximately 30 days following your hire date, unless you opt out or choose a different contribution percentage. Insight’s 401(k) record-keeper is Fidelity, and in addition to a strong fund line-up, we offer company match contributions, Roth contributions, voluntary after-tax contributions, Roth in-plan conversions, and a self-directed brokerage account. Please note that our plan does not offer an annual true-up feature.

Exhibit 10.1 For your information, along with our 401(k), U.S.-based Insight teammates are also eligible to participate in our Student Debt Retirement Savings Match program. This program allows teammates to receive company match contributions towards student loans payments, as if they were 401(k) contributions. VACATION Insight does not have a set vacation allocation for its senior leaders. You will take the time off that you need, notifying the Board of Directors of your absence, and letting your direct reports know you will be out of office. CONTINGENCIES By signing and returning this letter, you represent to us that you are not restricted by any agreement with any other company that prohibits you from working for Insight or limits your ability to carry out the duties of the position we are offering you at Insight. If you are a party to such an agreement, you acknowledge that your obligations under such agreement are personal to you and are not the responsibility of Insight. In addition, Insight may make its offer of employment contingent upon successful resolution of any restrictions arising out of your work for a previous employer. You also agree that you have not taken and are not in possession of any information from any other company that is marked as confidential and/or proprietary or which you have reason to believe is confidential and/or proprietary (“Prior Employer Proprietary Information”). Insight prohibits the use of Prior Employer Proprietary Information unless the owner of such Prior Employer Proprietary Information expressly authorizes Insight to use it, or it is otherwise proper for Insight to use such information. We require that you do not use Prior Employer Proprietary Information in carrying out your duties at Insight and do not disclose Prior Employer Proprietary Information to Insight. By signing and returning this letter, you agree to abide by these restrictions. This offer is contingent upon you signing the Employment, Confidentiality, Restrictive Covenant, and Arbitration Agreement, and other policies and agreements included in the onboarding process. This offer is also contingent upon you passing a pre-employment drug screen and background check. Federal law requires you to complete a Form I-9 on or before your start date after you’ve accepted an offer of employment. A link to complete section 1 of the form will be sent to you along with your onboarding paperwork. To complete the form, Insight must obtain identification and employment eligibility documentation within three (3) business days of your hire date. Please bring original documents to verify both your identity and eligibility to work. Please refer to the I-9 link for a list of permissible documents. You must bring with you either one (1) document from List A; or one (1) document from List B and one (1) document from List C. Failure to provide these documents within three (3) business days of your hire date will result in the suspension and/or termination of employment. EMPLOYMENT RELATIONSHIP During your employment, you must adhere to the company’s policies and procedures located on the Policy Center of the company’s intranet. These policies may be modified periodically at the discretion of the Insight executive team. Subject to the terms of your Executive Employment Agreement, Employment with the company is at-will, which means that either you or Insight may terminate the employment relationship at any time, and with or without cause. This letter is not an express or implied contract for employment for any period.

Exhibit 10.1 EMPLOYMENT AGREEMENT In addition to this Offer Letter, we will provide you with your Executive Employment Agreement, which contains additional terms and conditions related to your specific role as Chief Executive Officer. We have agreed to reimburse you up to $25,000 for any legal fees incurred in your review of the Offer Letter and Executive Employment Agreement. I will work with you on the reimbursement process during your onboarding. Together, the Offer Letter and the Executive Employment Agreement set forth the entire agreement of the parties and supersede all prior agreements, negotiations, understandings and covenants (except as otherwise provided herein) with respect to the subject matter hereof. Sincerely, Jen Vasin Chief Human Resources Officer OFFER ACCEPTANCE This letter is an offer of employment and not an employment contract. Your signature below indicates your acceptance of our offer of at-will employment pursuant to the terms and conditions set forth in this letter, the terms of the Executive Employment Agreement and Insight’s policies. We are looking forward to working with you. /s/ Jack Azagury___________________________________March 23, 2026_____________ Jacob (aka Jack) Azagury Date